CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of T. Rowe Price International Funds, Inc. of our reports dated February 16, 2023, relating to the financial statements and financial highlights, which appear in T. Rowe Price Emerging Markets Bond Fund, T. Rowe Price Emerging Markets Corporate Bond Fund, T. Rowe Price Emerging Markets Local Currency Bond Fund, T. Rowe Price International Bond Fund, T. Rowe Price International Bond Fund (USD Hedged), T. Rowe Price Dynamic Credit Fund, T. Rowe Price Dynamic Global Bond Fund, T. Rowe Price Global Consumer Fund, T. Rowe Price Global High Income Bond Fund, and T. Rowe Price Global Industrials Fund’s (ten of the funds constituting T. Rowe Price International Funds, Inc.) Annual Report on Form N-CSR for the year ended December 31, 2022. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm”, and “Fund Service Providers” in such Registration Statement.

/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Baltimore, Maryland
April 27, 2023